UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                  FORM 8-K



                               CURRENT REPORT



         Pursuant to Section 13 or 15(d) of the Securities Act of 1934


     Date of Report (Date of earliest event reported):  September 20, 1996



                       LINCAM PROPERTIES LTD. SERIES 85
            (Exact name of registrant as specified in its charter)





     Illinois                       2-99673                 36-3377785
-------------------             --------------         --------------------
(State or other)                  (Commission          (IRS Employer
 Jurisdiction of                 File Number)           Identification No.)
 Organization



125 S. Wacker Drive, Suite 3100, Chicago, Illinois             60606
     (Address of principal executive office)                (Zip Code)



       Registrant's telephone number, including area code:  312-443-1477







                       1880 COUNTRY FARM DRIVE FACILITY
                             Naperville, Illinois


ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On September 20, 1996, Lincam Properties Ltd. Series 85 (the "Partnership") sold the 162,000 square foot 1880 Country Farm Drive Office/Research
Building for $6,475,000 in an all cash transaction.   The purchaser,
collectively known as LaSalle National Trust as Trustee under Trust No. 120394 and Babco, L.L.C. as Beneficiary are not affiliated with the partnership or its General Partners, and the purchase price for the property was determined by arm's length negotiations. Centerpoint Properties Corporation had, together with Trust No. 120394, originally contracted to acquire the property but assigned its rights to Babco, L.L.C. (an affiliate of the existing tenant) prior to closing. After paying a selling commission of $194,250 and other closing costs of approximately $16,400 the Partnership received net cash proceeds of $6,239,950. On October 1, 1996 the Partnership made a special cash distribution of $450 per unit of limited partner interest from the sale proceeds and the collection of the $5,485,000 note receivable from the sale of the Walkers Mark Apartments.

The property is an approximately 162,000 square foot office and warehouse/research building and the approximately 354,000 square foot parcel of land on which the building is situated. The building contains approximately 36,000 square of office space, 126,000 square feet of warehouse/research space, 11 exterior loading docks, two interior service docks and on-site parking for 172 cars. The property is located at 1880 Country Farm Road in Naperville, Illinois. The property is bordered on the north by Interstate 88 East-West Tollway just west of the full interchange with Illinois Highway 59.

The property was completed in September of 1987 and is constructed of aggregate panels and steel and has a flat metal deck roof. The entire facility was leased to Babson Bros. Co. for a ten-year lease term which commenced in September 1987. Babson Bros. Co. uses this facility as its headquarters office and for central receiving, assembly and distribution of machinery, equipment and supplies used in the dairy farming industry. The lease rate began at $3.90 per square foot and increased 3% annually. The lease was an absolute net lease except for management fees.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (a)   1.    Pro Forma Financial Information

            2.    Pro Forma Estimates of Taxable Income and Funds
Generated.  Not applicable.

      (b)   Exhibits

            1. Agreement for the Purchase and Sale of Real Estate dated August 6, 1996, entered into by and between LaSalle National Trust, as Trustee under Trust No. 120394 and Centerpoint Properties Corporation collectively known as Purchaser and Lincam Properties Ltd. Series 85, as Seller.

            2. Reinstatement and Amendment of Agreement for Purchase and Sale of Real Estate.








                                     - 2 -



                                   SIGNATURE



Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on behalf of the undersigned hereunto duly authorized.


                         LINCAM PROPERTIES LTD. SERIES 85

                         By:   LincAm Properties, Inc.
                               Corporate General Partner

Date:  October 4, 1996   By:   /S/ JOHN E. ALLEN
                               John E. Allen
                               President of Corporate
                               General Partner


















































                                     - 3 -